EXHIBIT 23 -- CONSENT OF INDEPENDENT AUDITORS


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Form S-8, Registration Statement Nos. 33-28177, 33-42510, 33-49614, 33-49616, 333-02199, 333-18549
and 333-27249 dated May 4, 1989, August 23, 1991, July 10, 1992, July 10,
1992, April 3, 1996, December 23, 1996 and May 16,1997, respectively, and in Registration Statement No. 33-57780 on Form S-3 dated February 3, 1993, of our report dated January 22, 1999, with respect to the consolidated financial statements and schedule of Empi, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998.

/s/ Ernst & Young LLP



Minneapolis, Minnesota
March 12, 1999